UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2006

SVB FINANCIAL GROUP

(Exact name of registrant as specified in its charter)

Delaware	000-15637	91-1962278
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

3003 Tasman Drive, Santa Clara, CA 95054-1191

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (408) 654-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01       Entry into a Material Definitive Agreement.

On May 11, 2006, SVB Financial Group (the “Company”) held its annual meeting of stockholders.  At the meeting, the Company’s stockholders approved, among other things, the Company’s 2006 Equity Incentive Plan (the “2006 Plan”).  The Company’s board of directors had previously approved the plan, subject to stockholder approval.

The 2006 Plan includes, among other things, the following:

(1)           the authorization of 3,000,000 shares of common stock for issuance under the 2006 Plan; and

(2)           the grant of the following types of incentive awards: (i) stock options, (ii) stock appreciation rights, (iii) restricted stock, (iv) restricted stock units, (v) performance shares and performance units, and (vi) other stock or cash awards.

Eligible participants in the 2006 Plan include employees, directors and consultants who provide services to the Company and its affiliates.  This summary is qualified in its entirety by reference to the 2006 Plan, attached hereto as Exhibit 99.1.  A more extensive description of the terms of the 2006 Plan is set forth in the Company’s definitive proxy statement relating to the 2006 annual meeting of stockholders, filed with the Securities and Exchange Commission on March 31, 2006, which description is incorporated by reference in its entirety herein.

Section 9 – Financial Statements and Exhibits

Item 9.01       Financial Statements and Exhibits

(d)      Exhibits

99.1               2006 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 17, 2006	SVB FINANCIAL GROUP

		By:	/s/ JOHN JENKINS-STARK
		Name:	John Jenkins-Stark
		Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Title

99.1	2006 Equity Incentive Plan.